SCHEDULE 14A INFORMATION
(RULE 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [   ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12

ARTES MEDICAL, INC.
(Name of Registrant as Specified in Charter)

H. MICHAEL SHACK
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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[X] No fee required.
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[   ] Fee paid previously with preliminary materials.

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NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

Stephen D. Axelrod, CFA (Investors)
Wolfe Axelrod Weinberger Associates, LLC
212-370-4500
steve@wolfeaxelrod.com

SECURITIES AND EXCHANGE COMMISSION (SEC) CLEARS PROXY STATEMENT FILED BY
ACTIVIST SHAREHOLDER OF ARTES MEDICAL, INC.

- Proxy Seeking to Replace Five Board Directors -

- Proxy Solicitation Firm to Contact Shareholders to Solicit Votes Ahead of Next Annual Shareholders’ Meeting to Be Held on October 30, 2008 –

New York, NY – October 6, 2008 – Dr. H. Michael Shack, Proxy Organizer and shareholder of Artes Medical, Inc. (NASDAQ: ARTE), announced today that his proxy statement has been cleared by the U.S. Securities and Exchange Commission and he can now commence soliciting proxies from shareholders for the election of five new candidates to join the Board of Directors of Artes Medical, Inc. (the “Company”) at the 2008 annual meeting to be held on October 30, 2008 at 10:00am PT at the San Diego Marriott Del Mar located at 11966 El Camino Real, San Diego, California.  All shareholders will receive Dr. Shack’s proxy statement, along with a BLUE proxy card, shortly.

Dr. Shack stated, “I am excited that my team can now proceed with our proxy solicitation and, with the help of my fellow Artes shareholders, implement positive changes to the Artes Medical Board of Directors. I urge all shareholders to return the BLUE proxy card immediately – make your voice heard.”

Dr. Shack has engaged MacKenzie Partners, Inc. to conduct the proxy solicitation. MacKenzie Partners will solicit the votes of all shareholders on behalf of Dr. Shack and be available to answer their questions.   A website has been created to provide shareholders with updates on Dr. Shack’s solicitation campaign – www.artesproxy.com – all documents on the website will also be available in German language.

A BLUE proxy card will be mailed to all shareholders who are encouraged to immediately sign, date and return it to MacKenzie Partners in order to vote their shares in favor of Dr. Shack’s proposals.

Dr. Shack is seeking to replace two current board members whose terms have expired and remove three current Board Members ‘for cause’ and elect the following as new Board Members: Charles A. Schliebs, Terry Knapp, M.D., Robert Binkele, Eric Donsky and Dr. Michael Shack, among other items as listed in the proxy statement.

If you have any questions or need assistance voting your shares, you can reach MacKenzie Partners, Inc. at (212) 929-5500 or via e-mail at proxy@mackenziepartners.com.

Forward-Looking Statements

This letter to stockholders contains forward-looking statements that are based on the Proxy Organizer’s current beliefs and assumptions and on information currently available to the Proxy Organizer.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  As a result of these risks, uncertainties and other factors, readers are cautioned not to place undue reliance on any forward-looking statements included in this letter to stockholders.  These forward-looking statements represent beliefs and assumptions only as of the date of this letter, and the Company assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.

Important Additional Information

On October 6, 2008, the Proxy Organizer filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2008 annual meeting of stockholders (the “Proxy Statement”). The Proxy Organizer will mail the Proxy Statement to stockholders prior to the annual meeting. The Proxy Statement contains important information about the Company and the annual meeting. The Company’s stockholders are urged to read the Proxy Statement carefully.  Stockholders will be able to obtain copies of the Proxy Organizer’s 2008 Proxy Statement and other documents filed by the Company with the SEC in connection with the Company’s 2008 annual meeting of stockholders for free at the SEC’s website at www.sec.gov.  The Proxy Organizer is deemed a participant in the solicitation of proxies from stockholders in connection with the Company’s 2008 annual meeting of stockholders.

The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Organizer’s Proxy Statement.

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